united states
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2009
American Natural Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
6100 South Yale — Suite 300, Tulsa, Oklahoma 74136

(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 7 – Regulation F-D

Item 7.01. Regulation F-D Disclosure

On July 23, 2009, we issued a press release announcing that we have agreed to re-purchase our remaining outstanding 8% Secured Debenture debt  totaling $2.9 million and an additional $780,000 of accrued interest with various holders with the payment of $256,000 and the issuance of 11,623,778 shares of our common stock at a deemed price of US$0.03 per share. The issuance of the shares is subject to the acceptance for filing of the regulatory authorities....  A copy of that press release is attached as Exhibit 99.1.

Section 9 -- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of businesses acquired. None required.

(b)

Pro forma financial information. None required.

(c)

Exhibits:

Exhibit Number	Description of Document

99.1	Press Release dated July 23, 2009

Signatures
                       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: July 27, 2009	By:	/s/ Michael K. Paulk Michael K. Paulk, President